INVESCO CHARTER FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  4/30/2015
FILE NUMBER :        811-1424
SERIES NO.:                 3

72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                            $ 24,045
       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class R                            $    168
           Class S                            $    147
           Class Y                            $  3,667
           Class R5                           $  3,407
           Class R6                           $  1,273

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
       1   Dividends from net investment income
           Class A                            $ 0.1249
       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class R                            $ 0.0595
           Class S                            $ 0.1488
           Class Y                            $ 0.1846
           Class R5                           $ 0.2035
           Class R6                           $ 0.2267

74U.   1   Number of shares outstanding (000's Omitted)
           Class A                             202,104
       2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                               3,051
           Class C                              13,336
           Class R                               2,453
           Class S                               1,036
           Class Y                              17,696
           Class R5                             14,022
           Class R6                              6,149

74V.   1   Net asset value per share (to nearest cent)
           Class A                            $  21.33
       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                            $  20.29
           Class C                            $  20.35
           Class R                            $  21.16
           Class S                            $  21.34
           Class Y                            $  21.40
           Class R5                           $  22.06
           Class R6                           $  22.06

INVESCO DIVERSIFIED DIVIDEND FUND                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  4/30/2015
FILE NUMBER :        811-1424
SERIES NO.:                18

72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
                  Class A                         $ 34,996
       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class B                                $    126
           Class C                                $  1,578
           Class R                                $    974
           Class Y                                $  8,165
           Investor Class                         $ 16,660
           Class R5                               $ 20,364
           Class R6                               $ 10,422

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
       1   Dividends from net investment income
           Class A                                $ 0.1496
       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                                $ 0.0792
           Class C                                $ 0.0790
           Class R                                $ 0.1267
           Class Y                                $ 0.1730
           Investor Class                         $ 0.1546
           Class R5                               $ 0.1774
           Class R6                               $ 0.1866

74U.   1   Number of shares outstanding (000's Omitted)
           Class A                                 240,045
       2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                   1,426
           Class C                                  20,890
           Class R                                   7,949
           Class Y                                  48,402
           Investor Class                          107,795
           Class R5                                120,875
           Class R6                                 36,301

74V.   1   Net asset value per share (to nearest cent)
           Class A                                $  18.64
       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                $  18.44
           Class C                                $  18.42
           Class R                                $  18.70
           Class Y                                $  18.66
           Investor Class                         $  18.63
           Class R5                               $  18.64
           Class R6                               $  18.65

INVESCO SUMMIT FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:  4/30/2015
FILE NUMBER :        811-1424
SERIES NO.:                19

74U.  1   Number of shares outstanding (000's Omitted)
          Class A                                             2,384
      2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                                39
          Class C                                               202
          Class P                                           107,199
          Class S                                               213
          Class Y                                               140
          Class R5                                                1

74V.  1   Net asset value per share (to nearest cent)
          Class A                                          $  17.00
      2   Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                          $  16.05
          Class C                                          $  16.00
          Class P                                          $  17.15
          Class S                                          $  17.05
          Class Y                                          $  17.09
          Class R5                                         $  17.13